UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alarm.com Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 29, 2021

To our stockholders:

        We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Alarm.com Holdings, Inc. to be held on Wednesday, June 9, 2021 at 9:00 a.m. Eastern time. Due to the COVID-19 pandemic and to protect the health and well-being of our stockholders and employees, the Annual Meeting will once again be held virtually. In order to attend the meeting, you must register at www.viewproxy.com/alrm/2021 by 11:59 PM ET on June 7, 2021. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2020 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

        Thank you for your ongoing support of and continued interest in Alarm.com Holdings, Inc.

Sincerely,

Stephen Trundle
President, Chief Executive Officer and Director

        You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2021

To the Stockholders of Alarm.com Holdings, Inc.:

        NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Alarm.com Holdings, Inc., a Delaware corporation (the "Company") will be held on Wednesday, June 9, 2021 at 9:00 a.m. Eastern time in a virtual meeting format only, live via the Internet at http://www.viewproxy.com/ALRM/2021/vm, for the following purposes:

  1.
  To elect the two (2) nominees for director named in the accompanying proxy statement (the "Proxy Statement") to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.

  4.
  To consider, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the Board of Directors to take each step necessary to amend the Company's Amended and Restated Certificate of Incorporation and/or Amended and Restated Bylaws to eliminate the plurality voting standard for the election of directors.

  5.
  To amend the Company's Amended and Restated Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term.

  6.
  To conduct any other business properly brought before the Annual Meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting was April 13, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the Annual Meeting for any legally valid purpose at our corporate headquarters at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102 . The stockholder list will also be available during the Annual Meeting via a secure link.

By Order of the Board of Directors,

Daniel Ramos
Corporate Secretary

Tysons, Virginia
April 29, 2021

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is soliciting my vote?

        We are providing you with these proxy materials because the Board of Directors of Alarm.com Holdings, Inc. (the "Board") is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Alarm.com Holdings, Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Wednesday, June 9, 2021 at 9:00 a.m. Eastern time in a virtual meeting format only, live via the Internet at http://www.viewproxy.com/ALRM/2021/vm. In order to attend the meeting, you must register at www.viewproxy.com/alrm/2021 by 11:59 PM ET on June 7, 2021.

Do I need to attend the Annual Meeting to vote?

        You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the "Proxy Statement"). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through Internet or by mail, and your votes will be cast for you at the Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, are being distributed and made available on or about April 29, 2021. As used in this Proxy Statement, references to "we," "us," "our," "Alarm.com" and the "Company" refer to Alarm.com Holdings, Inc. and our consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

        The Notice will provide instructions as to how you may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to you by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

        We intend to mail the Notice on or about April 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2020 will be made available to stockholders on the Internet on April 29, 2021.

Will I receive any other proxy materials by mail?

        You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 9, 2021.

How do I attend the Annual Meeting?

        In light of the COVID-19 pandemic and to improve stockholder access and align with our broader sustainability goals, the Annual Meeting is being held in a virtual-only format again this year. The Annual Meeting will be held on Wednesday, June 9, 2021 at 9:00 a.m. Eastern time in a virtual meeting format only, live via the Internet at http://www.viewproxy.com/ALRM/2021/vm. The Annual Meeting will be conducted via live audio webcast, which will enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by first registering at www.viewproxy.com/alrm/2021. You will receive a meeting invitation by e-mail with your unique join link prior to the meeting date. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions, to the extent relevant to the business of the Annual Meeting, and vote their shares electronically during the Annual Meeting.

        Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:30 a.m. Eastern time on June 9, 2021, and you should allow ample time for the check-in procedures. Both stockholders of record and street name stockholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by following the instructions below:

If you are a stockholder of record, you must:

  •
  Follow the instructions provided on your Notice or proxy card to first register at www.viewproxy.com/alrm/2021 by 11:59 p.m. Eastern time on June 7, 2021. You will need to enter your name, phone number, virtual control number (included on your Notice or proxy card) and email address as part of the registration, following which, you will receive an email confirming your registration to attend the Annual Meeting.

  •
  On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation. You will need the virtual control number included on your Notice or proxy card if you wish to vote during the Annual Meeting.

If you hold your shares in street name, you must:

  •
  Obtain a valid proxy from your broker, bank or other agent.

  •
  Register at www.viewproxy.com/ALRM/2021 by 11:59 p.m. Eastern time on June 7, 2021. You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com as part of the registration, following which, you will receive an email confirming your registration, as well as your virtual control number to attend the Annual Meeting. Please note that if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting, but you will be unable to vote your shares electronically at the Annual Meeting.

  •
  On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation. You will need the virtual control number assigned to you in your registration confirmation email if you wish to vote during the Annual Meeting.

        Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting, are posted on www.viewproxy.com/ALRM/2021 under "Frequently Asked Questions."

How do I ask questions at the Annual Meeting?

        We encourage stockholders to submit questions in advance of our Annual Meeting during the registration process or by e-mailing virtualmeeting@viewproxy.com (using the Control Number included on your Notice or printed proxy card) as well as during the meeting at www.viewproxy.com/alrm/2021/vm. During the meeting, we will answer as many stockholder-submitted questions related to the business of the meeting as time permits. We intend to group questions and answers by topic and substantially similar questions will be answered only once.

What if I have technical difficulties during the check-in time or during the Annual Meeting?

        We will have technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast for the Annual Meeting. Please be sure to check in by 8:30 a.m. Eastern time on June 9, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast for the Annual Meeting begins.

        If you encounter any difficulties accessing the live audio webcast for the Annual Meeting during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

        The platform we are using for the live audio webcast for the Annual Meeting will require a software installation or the ability to run a temporary application in order for you to join the live audio webcast for the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 13, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 49,738,229 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 13, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting if you participate virtually or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 13, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting even if you participate virtually, unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are five matters scheduled for a vote:

  •
  Election of two (2) directors to hold office until the 2024 Annual Meeting of Stockholders (Proposal 1);

  •
  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

  •
  Advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3);

  •
  Consideration, if properly presented at the Annual Meeting, of a non-binding stockholder proposal requesting the Board to take each step necessary to amend our Amended and Restated Certificate of Incorporation and/or Amended and Restated Bylaws to eliminate the plurality voting standard for the election of directors (Proposal 4); and

  •
  Amendment of our Amended and Restated Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term (Proposal 5).

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How can I vote?

        You may either vote "FOR" all the proposed nominees to the Board or you may "WITHHOLD" your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote "FOR" or "AGAINST" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote at the Annual Meeting if you participate virtually, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically even if you have already voted by proxy.

  •
  To vote your shares electronically at the Annual Meeting, you will need to visit http://www.FCRvote.com/ALRM during the Annual Meeting while the polls are open. You will need the virtual control number, which will be included on your Notice or proxy card.

  •
  To vote over the telephone, dial toll-free 1-866-402-3905 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

  •
  To vote through the Internet, go to http://www.FCRvote.com/ALRM to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

  •
  To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. During the Annual Meeting while the polls are open, you will need to visit http://www.FCRvote.com/ALRM to vote electronically. You will need the virtual control number assigned to you in your registration confirmation email.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot electronically at the Annual Meeting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 13, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or electronically at the Annual Meeting, your shares will not be voted.

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of all two nominees for director, "FOR"

the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, "FOR" the advisory approval of executive officer compensation, "AGAINST" the stockholder proposal requesting the Board to take all necessary steps to amend our amended and restated certificate of incorporation to eliminate the plurality voting standard for the election of directors and "FOR" the approval of the amendment to our amended and restated certificate of incorporation to reorganize the Board into one class, with each director subject to election each year for a one-year term. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange ("NYSE"), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares with respect to matters considered to be "routine" under NYSE rules, but not with respect to "non-routine" matters. Proposals 1, 3, 4 and 5 are considered to be "non-routine" under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a "routine" matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.

        If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our shareholder engagement process, and we may pay them an estimated fee of $23,500, plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

  •
  You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

  •
  You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Agent

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 30, 2021, to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our bylaws also establish an advance notice procedure if you wish to present a proposal before an annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year's proxy materials. To be timely for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not later than the close of business on March 11, 2022 nor earlier than the close of business on February 9, 2022. However, if we hold our 2022 Annual Meeting of Stockholders more than 30 days before or after June 9, 2022 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes "For," "Withhold" and broker non-votes; and, with respect to Proposals 2, 3, 4 and 5, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1). Abstentions will have the same effect as "Against" votes on Proposals 2, 3, 4 and 5, and will have no effect on Proposal 1. Broker non-votes on Proposals 1, 3, 4 and 5 will have no effect and will not be counted towards the vote total for any of those proposals.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposals 1, 3, 4 and 5 are considered to be "non-routine" under NYSE rules and we, therefore, expect broker non-votes to exist in connection with those proposals.

        As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most "FOR" votes will be elected as directors; withheld votes will have no effect	No effect	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	"FOR" votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)

3	Advisory vote to approve the compensation of our named executive officers	"FOR" votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the subject matter	Against	No effect

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
4	Non-binding stockholder proposal requesting the Board of Directors to take each step necessary to amend the Company's Amended and Restated Certificate of Incorporation and/or Amended and Restated Bylaws to eliminate the plurality voting standard for the election of directors	"FOR" votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the subject matter	Against	No effect

5	Approval to amend our Amended and Restated Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term	"FOR" votes from the holders of majority of the outstanding capital stock entitled to vote on the subject matter	Against	No effect

(1)
This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present virtually at the Annual Meeting or represented by proxy. On the record date, there were 49,738,229 shares outstanding and entitled to vote. Thus, the holders of 24,869,116 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting virtually or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

 PROPOSAL 1—

ELECTION OF DIRECTORS

        Our Board is divided into three classes. Each class consists, as nearly as possible, of an equal number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has eight members. There are three Class III directors whose terms of office expire in 2021: Darius G. Nevin, Mayo Shattuck and Stephen Trundle. On September 6, 2020, Mr. Shattuck informed the Board that he will not be standing for reelection at the Annual Meeting. Mr. Shattuck will continue to serve as a Director and on the Nominating and Corporate Governance Committee until the expiration of his current term at the Annual Meeting. Messrs. Nevin and Trundle, both current directors, have been nominated for reelection at the Annual Meeting by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these two nominees would serve until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our then-current directors attended the 2020 Annual Meeting of Stockholders virtually.

Vote Required

        Directors are elected by a plurality of the votes of the holders of shares present in person by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Director Nominees and Continuing Directors

        The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Nominees for Election as a Class III Director for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

        Darius G. Nevin, age 63, has served as a member of our Board since April 2016. Mr. Nevin is a member of G3 Capital Partners, LLC, a consulting company, which has served as an adviser to private equity firms in the fields of security, telecommunications and recurring service industries. He is also a member of G3 Investment Holdings, LLC, an investment company. Prior to co-founding G3 Capital Partners, LLC in October 2010, Mr. Nevin served as chief financial officer of Protection One, Inc., a then publicly traded company, from 2001 until June 2010. He served as a director and chairman of the audit committee of WCI Communities, Inc., a then publicly traded community developer and luxury homebuilder, from July 2013 through its acquisition in February 2017. Mr. Nevin earned an A.B. from

Harvard College and an M.B.A. from the University of Chicago Booth School of Business. Our Board believes that Mr. Nevin's experience in executive management of security monitoring companies and in developing and executing the operating and financing strategies at both publicly and privately held companies and his background in public company financial reporting qualifies him to serve on the Board.

        Stephen Trundle, age 52, has served as our President and Chief Executive Officer since May 2003 and as a member of our Board since October 2003. Previously, Mr. Trundle served in various positions with MicroStrategy Incorporated, including as Vice President of Technology and Chief Technology Officer. Mr. Trundle holds an A.B. in Engineering and an A.B. in Government from Dartmouth College. Our Board believes that Mr. Trundle's extensive knowledge of our business and prior industry experience with technology companies qualifies him to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

        Mayo Shattuck, who has served as a member of our Board since 2014, is not standing for reelection at the Annual Meeting. The Board thanks Mr. Shattuck for his more than six years of service and significant contributions to the Company and wishes him well in his future endeavors.

        Mayo Shattuck, age 66, has served as a member of our Board since May 2014. Mr. Shattuck is currently the chairman of the board of directors of Exelon Corporation and previously he served as the executive chairman of Exelon from March 2012 to February 2013. From 2001 until its acquisition by Exelon, he served as the Chairman, President and Chief Executive Officer of Constellation Energy Group, Inc. Mr. Shattuck was previously at Deutsche Bank AG, where he served as Chairman of the Board of Deutsche Bank Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. He currently serves on the board of directors of Gap Inc. and is chairman of its audit and finance committee and serves as a director for Capital One Financial Corporation, where he is chairman of its compensation committee. Mr. Shattuck also serves as Chairman of the Board of Trustees of The Johns Hopkins Hospital. He holds a B.A. in Economics from Williams College and an M.B.A. from Stanford University. Our Board believes that Mr. Shattuck's broad experience in operations and strategy at both publicly and privately held companies qualifies him to serve on the Board.

Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

        Donald Clarke, age 62, has served as a member of our Board since May 2014. Mr. Clarke currently serves as the Chief Financial Officer for Plex Systems, Inc., a privately held cloud technology company, and previously also held the position of its interim Chief Executive Officer from October 2017 through November 2018. Prior to joining Plex, from March 2008 to March 2013, he served as the Chief Financial Officer for Eloqua, Inc., a then publicly held marketing automation company. Prior to working at Eloqua, Mr. Clarke served as Chief Financial Officer for Cloakware, Inc., a privately held security solutions company, from August 2006 to February 2008 and for Visual Networks, Inc., a then publicly traded application and network management solutions company, from July 2004 to March 2006. Since December 2016, Mr. Clarke has served as a member of the Board of Directors of BigCommerce Holdings, Inc., a publicly traded ecommerce platform provider. He is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting from Virginia Polytechnic Institute and State University. Our Board believes that Mr. Clarke's experience in operations, strategy, accounting and financial management at both publicly and privately held companies qualifies him to serve on the Board.

        Hugh Panero, age 65, has served as a member of our Board since August 2010. Mr. Panero is the owner of Yellow Brick Road Ventures, LLC, a privately held company which consults and invests in a variety of entertainment and technology companies. He is also an Adjunct Professor and former Shapiro Fellow at The George Washington University's School of Media and Public Affairs, Washington, DC. From February 2012 to February 2013, Mr. Panero served as the Chief Executive Officer of Popdust, Inc., a digital music-oriented platform. From 2008 to 2011, he served as a Venture Partner with New Enterprise Associates, Inc. (NEA), a venture capital firm, where he focused on consumer technology opportunities. Mr. Panero was the co-founder of XM Satellite Radio, Inc. and served as its Chief Executive Officer from 1998 to 2007. He holds a B.A. in Government and Sociology from Clark University and an M.B.A. from Baruch College. Our Board believes that Mr. Panero's experience with entrepreneurial companies and executive management of technology companies qualifies him to serve on the Board.

Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

        Timothy McAdam, age 53, has served as chairman of our Board since April 2015 and has served as a member of our Board since July 2012. Mr. McAdam is a General Partner of Technology Crossover Ventures and has been in the venture capital industry since 1991. He currently serves on the board of directors of FinancialForce.com, Inc., a cloud-based applications company, SilverPeak Systems, Inc., an infrastructure software company, and Vectra, a cybersecurity company. Mr. McAdam holds a B.A. in Classics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Our Board believes Mr. McAdam's experience in building technology companies and his expertise as an investor in such companies qualifies him to serve on the Board.

        Simone Wu, age 56, has served as a member of our Board since February 2020. Ms. Wu is currently the Senior Vice President, General Counsel, Corporate Secretary & External Affairs of Choice Hotels International, Inc. since 2015 and was previously Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer at Choice Hotels from 2012 to 2015. At Choice Hotels, she is the leader of Legal, Public Policy, Risk Management, External Affairs, Public and Media Relations, Franchisee Communications and Procurement Services. Prior to joining Choice Hotels, Ms. Wu served in a variety of roles with XO Communications and its affiliates from 2001 to 2012, including as General Counsel and Corporate Secretary from 2006 to 2012. Earlier in her career, she held a variety of legal and business roles including with AOL and MCI, focusing on both domestic and international matters, and she began her legal career as an associate with Skadden, Arps, Slate, Meagher & Flom, primarily engaged in telecommunications regulatory, transactional and privatization work. Our Board believes Ms. Wu's extensive legal, executive and regulatory experience and expertise, particularly in corporate governance, business development, mergers and acquisitions, joint ventures, commercial transactions and intellectual property issues, qualifies her to serve on the Board.

        Rear Admiral (Ret.) Stephen Evans, 56, has served as a member of our Board since February 2021. Admiral Evans is the owner of Flag Bridge Global Solutions, LLC, a corporate strategy consultancy. He retired in 2020 from the United States Navy where he most recently served as Special Advisor to the Commander, Naval Installations. Admiral Evans served as Deputy U.S. Military Representative, NATO Military Committee from 2019 to 2020, as Commander, George H. W. Bush Carrier Strike Group from 2017 to 2019 and as Commander, Naval Service Training Command from 2015 to 2017. Prior to that, during his more than twenty years of service in the United States Navy, Admiral Evans held a variety of leadership positions. Admiral Evans earned a B.A. at The Citadel and a M.A. in National Security Affairs from the U.S. Naval War College. Our Board believes Admiral Evans' experience in cyber defense, national security, public policy, governmental relations and leadership development qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under Nasdaq Stock Market ("Nasdaq") listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Clarke, McAdam, Nevin, Panero and Shattuck, Admiral Evans and Ms. Wu. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Trundle is not an independent director by virtue of his employment with us.

Board Leadership Structure

        The Board has an independent chair, Mr. McAdam, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for overseeing the risk management activities of management as well as monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Risk assessment reports are periodically provided by management to the Board, and management regularly provides updates to the Board related to legal and compliance risks and cyber security initiatives, including our ability to respond to any cyber-attacks. Regarding the ongoing COVID-19 pandemic, our management continues to be focused on addressing the concerns of our employees and matters related to the effects of the pandemic on our hardware supply chain and overall impact on our business, as well as updating and communicating with the full Board regularly. The full Board has oversight and has been engaged concerning the monitoring and identification of risks specific to the Company in the context of disruption to the global economy and global financial markets caused by the pandemic, and actions we are taking to mitigate risks related to the ongoing COVID-19 pandemic.

        Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

        The Board met six times during 2020. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2020 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Donald Clarke	X	*
Timothy McAdam			X		X	*
Darius G. Nevin	X		X	*
Hugh Panero	X
Mayo Shattuck(1)					X
Simone Wu	X
Rear Admiral (Ret.) Stephen Evans					X
Stephen Trundle
Total meetings in fiscal 2020	4		5		4

*
Committee Chairman

(1)
On September 6, 2020, Mr. Shattuck informed the Board that he will not be standing for reelection at the Annual Meeting.

        Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence," and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:

  •
  evaluates the performance of and assesses the qualifications of the Company's independent registered public accounting firm;

  •
  determines and approves the engagement of the independent registered public accounting firm;

  •
  determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

  •
  reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

  •
  monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law;

  •
  reviews and approves or disapproves transactions between the Company and any related persons;

  •
  confers with management and the Company's independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting;

  •
  establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is currently composed of four directors: Messrs. Clarke (Chairman), Nevin and Panero and Ms. Wu. The Audit Committee met four times during 2020. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.alarm.com.

        The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Mr. Clarke qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Clarke's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for publicly and privately held companies.

Report of the Audit Committee of the Board of Directors

        The Audit Committee operates pursuant to a written charter that is available under Corporate Governance on the Investor Relations section of our website: https://investors.alarm.com. The purpose of the Audit Committee is to assist the Board in its oversight of the Company's accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC.

        Management has primary responsibility for the system of internal controls and the financial reporting process. Management is also responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). The Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") to audit the Company's financial statements for the fiscal year ended December 31, 2020.

        PwC, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

        In performing its responsibilities, the Audit Committee has:

  •
  reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020;

  •
  discussed with PwC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the PCAOB; and

  •
  received the written disclosures and the letter from PwC required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence and has discussed with PwC its independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted,

Donald Clarke, Chairman
Darius G. Nevin
Hugh Panero
Simone Wu

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is currently composed of two directors: Messrs. Nevin (Chairman) and McAdam. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met five times during 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.alarm.com.

        The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

  •
  reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

  •
  evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

  •
  establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

  •
  administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans and programs; and

  •
  reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

        The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        In January 2020, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. ("Compensia"), to perform the services described in "Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant." The Compensation Committee has assessed Compensia's independence and determined that Compensia had no conflicts of interest in connection with its provisions of services to the Compensation Committee in fiscal 2020. The selection of Compensia was made without the input or influence of management. Additional information regarding the Compensation Committee's processes and procedures, including the role of compensation consultants in evaluating the amount or form of executive and director compensation, can be found in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2020 are described in greater detail in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted,

Darius G. Nevin, Chairman
Timothy McAdam

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for:

  •
  identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

  •
  reviewing and evaluating incumbent directors;

  •
  recommending to the Board for selection candidates for election to the Board;

  •
  making recommendations to the Board regarding the membership of the committees of the Board;

  •
  assessing the performance of management and the Board; and

  •
  developing a set of corporate governance principles for us.

        The Nominating and Corporate Governance Committee is composed of three directors: Messrs. McAdam (Chairman) and Shattuck and Admiral Evans. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2020. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.alarm.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of backgrounds, which is construed broadly to include differences of viewpoint, age, skill, gender, race and other individual characteristics; and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then typically uses a professional search firm to compile a list of potential candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

        Stockholder communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the chairman of the Audit Committee.

Code of Ethics

        We have adopted the Alarm.com Holdings, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at http://investors.alarm.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and may modify our Corporate Governance Guidelines and committee charters as warranted in light of such developments. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at http://investors.alarm.com.

 PROPOSAL 2—

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019 by PricewaterhouseCoopers LLP.

	Fiscal Year Ended December 31,
	2020	2019
Audit Fees(1)	$2,417,000	$2,194,000
Tax Fees(2)	65,000	80,589
All Other Fees(3)	900	900
Total Fees	$2,482,900	$2,275,489

(1)
Represents fees billed for professional services provided to us in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit Fees for 2019 & 2020 also included fees billed for professional services provided to us in connection with the closing of an acquisition in each of those fiscal years. Audit Fees for 2020 also included fees related to an offering/comfort letter.

(2)
Represents fees billed for tax compliance, tax advice and tax planning services, including the review and preparation of federal and state income tax returns.

(3)
Represents subscription fees paid for access to online accounting research software applications and data.

        All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3—

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

        This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a "pay-for-performance" philosophy and are strongly aligned with our stockholders' interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

        Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

        Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person, by remote communication, or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4—

STOCKHOLDER PROPOSAL TO ELECT DIRECTORS BY MAJORITY VOTE

        The Company has been advised that James McRitchie and Myra K. Young of Elk Grove, California, who together beneficially own at least 60 shares of the Company's common stock, intend to submit the proposal set forth below at the Annual Meeting through their designee, John Chevedden. We are not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

Stockholder Proposal

Proposal 4—Elect Directors by Majority Vote

        RESOLVED: Shareholders of Alarm.com Holdings Inc ("Company") request the Board of Directors amend our Company's policies, articles of incorporation and/or bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than a majority vote be removed as soon as a replacement director can be qualified on an expedited basis. If such a removed director has key experience, they can transition to a consultant or director emeritus. With written justification, the board can set an effective date several years into the future for these changes to take effect.

        Supporting Statement: To provide shareholders a meaningful role in director elections, our Company's current director election standard should transition from a plurality vote standard to a majority vote standard when only board nominated candidates are on the ballot.

        Under our Company's current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, even by mistake. More than 90% of the companies in the S&P 500 have adopted majority voting for uncontested elections.

        In 2019 and 2020 majority shares voted FOR similar proposals at TG Therapeutics, Lipocine, Abeona Therapeutics, Alico, Guidewire Software, Stemline Therapeutics, Caesars Entertainment, RadNet, Gannet, New Residential Investment, Safety Insurance Group, First Community Bancshares, Greenhill and Advaxis.

        Vanguard includes the following in their proxy voting guidance: "If the company has plurality voting, a fund will typically vote for shareholder proposals requiring majority vote for election of directors." BlackRock's proxy voting guidelines include the following: "Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives." Many of our other large shareholders have similar proxy voting guidelines.

        Additionally, 62% of shares at our Company voted to eliminate our classified board in 2020; 65% of shares voted to move to a simple majority voting standard. Neither proposal has been implemented by our Board.

        Our board is locked into an outdated governance structure that reduces accountability to shareholders, increasing the likelihood of stagnation. We should not risk Zombies on Board: Investors Face the Walking Dead (https://msci.com/www/blog-posts/zombies-on-board-investors-face/02161045315).

To Enhance Shareholder Value, Vote FOR: Elect Directors by Majority Vote—Proposal 4

Board Statement in Opposition

        The Board previously considered proposals by these same stockholders at the 2019 Annual Meeting of Stockholders and the 2020 Annual Meeting of Stockholders to eliminate supermajority voting requirements and to declassify the board, respectively. Despite what these stockholders claim in their proposal above, in 2020 the Board adopted amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting requirements, and is submitting Proposal No. 5 for stockholder approval at the Annual Meeting to amend our Amended and Restated Certificate of Incorporation to declassify our Board. For the reasons set forth below, however, the Board believes strongly that the proposal to change the current voting standard for the election of directors is not in the best interests of our stockholders.

        The Board has carefully considered the proposal seeking to elect directors by the affirmative vote of the majority of votes cast, rather than by the current standard calling for a plurality of the votes cast by stockholders. The Board opposes the proposal because it is not in the long-term interests of the Company or its stockholders. To the contrary, the Board strongly believes that our current method of plurality voting, as set forth in our Amended and Restated Bylaws, continues to be in the best interests of the Company and its stockholders. Under our Amended and Restated Bylaws, our directors are elected using a plurality voting standard. The Nominating and Corporate Governance Committee is tasked with evaluating and recommending nominees for election to our Board. As part of the process, the Nominating and Corporate Governance Committee reviews and considers individual director performance, Board and committee performance, governance practices, diversity of backgrounds and viewpoints, including age, skill, gender, race and other individual characteristics and stockholder approval before making recommendations to the Board. The Nominating and Corporate Governance Committee believes that candidates considered to serve on our Board should have certain minimum qualifications, including having the highest personal integrity and ethics and the commitment to rigorously represent the long-term interests of our stockholders, in addition to having the ability to exercise sound business judgment and the ability to read and understand basic financial statements. Stockholders can currently express dissatisfaction with an incumbent director's performance by withholding their vote. In addition, stockholders are also empowered under our Amended and Restated Bylaws to nominate or recommend candidates for elections to our Board if they are truly dissatisfied with incumbent directors.

        Under the Delaware General Corporation Law, plurality, rather than majority, voting is the default standard for director elections. Plurality voting protects the Company from "failed elections", which are elections in which a director is not chosen, resulting in a vacancy on the board. The Board believes that the current plurality voting standard ensures that we avoid such failed elections and any resulting uncertainty or risk to our director election process or corporate governance policies. Adopting a majority voting standard could also have unforeseen consequences, such as an inability to comply with Nasdaq listing requirements or other applicable laws and regulations. This includes listing standards or rules related to director independence, board committee composition and the maintenance of an audit committee financial expert.

        Our Board believes that the current nominating and voting procedures for election to our Board, as opposed to a mandated majority voting standard, provide the Board with the flexibility to appropriately respond to stockholder interests without the risk of potential corporate governance complications arising from failed elections. If dissatisfied with director nominees, our stockholders are able to withhold their vote or, under our Amended and Restated Bylaws, submit nominees for election as directors in connection with the next year's annual meeting. Overall, the Board believes that these practices and policies ensure that the Company's directors are highly qualified and have a broad range of company and industry knowledge, viewpoints and experiences. Accordingly, our Board has concluded that the proposal is not in the best interests of the Company and our stockholders and recommends that stockholders vote AGAINST the proposal.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

PROPOSAL 5—

AMEND CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

        At our 2020 Annual Meeting of Stockholders, our stockholders approved a non-binding advisory resolution that requested our Board to take all steps necessary to reorganize our Board into one class, with each director subject to election each year for a one-year term. After careful consideration of a variety of factors, including the level of stockholder support for the non-binding advisory resolution, as well as the benefits of annual election of directors, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to provide for the declassification of the Board and amend our Amended and Restated Bylaws ("Bylaws") to provide for the declassification of the Board. The Board is recommending that our stockholders approve and adopt such amendments.

        Under our current Certificate of Incorporation and Bylaws, our Board is divided into three classes of directors, with each class holding office for staggered three-year terms. We are asking you to approve amendments to our Certificate of Incorporation and Bylaws to declassify our Board and provide for the annual election of directors.

        The proposed amendments to the Certificate of Incorporation and Bylaws would provide for directors to be elected to a one-year term, beginning at the 2022 Annual Meeting of Stockholders. The proposed amendments to our Certificate of Incorporation and Bylaws would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including directors elected at this Annual Meeting. Accordingly:

  •
  the three-year term for our Class III directors, Darius G. Nevin and Stephen Trundle, if elected at the 2021 Annual Meeting of Stockholders, will expire at the 2024 Annual Meeting of Stockholders;

  •
  the current three-year terms for our Class II directors, Rear Adm. (Ret.) Stephen Evans, Timothy McAdam and Simone Wu, will expire at the 2023 Annual Meeting of Stockholders; and

  •
  the current three-year terms for our Class I directors, Donald Clarke and Hugh Panero, will expire at the 2022 Annual Meeting of Stockholders.

        Director nominees standing for election at the 2022 Annual Meeting of Stockholders and each annual meeting thereafter would be elected to serve a one-year term. Beginning with the 2024 Annual Meeting of Stockholders, all directors would stand for annual elections.

        The text of the proposed Amended and Restated Certificate of Incorporation may be found in Appendix A to this proxy statement. The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a new Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting, should the stockholders approve the amendment. If our stockholders approve the proposed amendment to the Certificate of Incorporation, the Board has approved certain conforming changes to our Bylaws to declassify the Board, which would take effect upon the effectiveness of the new Amended and Restated Certificate of Incorporation. If our stockholders do not approve the proposed amendment, our Board will remain classified.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote on the subject matter at the Annual Meeting will be required to approve. For purposes of determining approval of this proposal, abstentions and broker non-votes will have the same effect as an "AGAINST" vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2021 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers named in the Summary Compensation Table below;

  •
  each of our directors and nominees for director; and

  •
  all of our current executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

        Our calculation of the percentage of beneficial ownership is based on 49,656,597 shares of common stock outstanding on March 31, 2021. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2021 and shares of common stock underlying restricted stock unit awards that are vested as of March 31, 2021 or will vest within 60 days of March 31, 2021 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

        This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	7,372,030	14.9%
Brown Capital Management, LLC(2)	5,536,093	11.2
The Vanguard Group(3)	5,184,759	10.4
William Blair Investment Management, LLC(4)	2,868,630	5.8
Named Executive Officers and Directors:
Stephen Trundle(5)	2,449,663	4.9
Steve Valenzuela(6)	7,334	*
Jeffrey Bedell(7)	558,494	1.1
Daniel Ramos(8)	20,726	*
Daniel Kerzner(9)	88,096	*
Donald Clarke(10)	17,711	*
Timothy McAdam(11)	100,359	*
Darius G. Nevin(12)	51,211	*
Hugh Panero(13)	—	—
Mayo Shattuck(14)	53,607	*
Simone Wu(15)	—	—
Rear Admiral (Ret.) Stephen Evans(16)	—	—
All current executive officers and directors as a group (12 persons)(17)	3,347,201	6.7%

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information shown is as of December 31, 2020 and is based upon disclosures filed on a Schedule 13G/A on January 26, 2021 by BlackRock, Inc., which reported sole voting power over 7,286,615 shares and sole dispositive power over 7,372,030 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
The information shown is as of December 31, 2020 and is based upon disclosures filed on a Schedule 13G/A on February 12, 2021 by Brown Capital Management, LLC. Brown Capital Management, LLC has sole voting power over 2,702,429 shares and sole dispositive power over 5,536,093 shares. Brown Capital Management, LLC's address is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(3)
The information shown is as of December 31, 2020 and is based upon disclosures filed on a Schedule 13G/A on April 12, 2021 by The Vanguard Group—23-1945930, which reported sole voting power over 0 shares, shared voting power over 109,144 shares, sole dispositive power over 5,037,956 shares and shared dispositive power over 146,803 shares. The address of The Vanguard Group—23-1945930 is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
The information shown is as of December 31, 2020 and is based upon disclosures filed on a Schedule 13G on February 11, 2021 by William Blair Investment Management, LLC. William Blair Investment Management, LLC has sole voting power over 2,546,624 shares and sole dispositive power over 2,868,630 shares. William Blair Investment Management, LLC's address is 150 North Riverside Plaza, Chicago, Illinois 60606.

(5)
Consists of (i) 202,741 shares of common stock held by Mr. Trundle, (ii) 216,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020, (iii) 279,687 shares of common stock held by Stephen Trundle 2015 Gift Trust, of which certain members of Mr. Trundle's immediate family are beneficiaries, (iv) 1,741,373 shares of common stock held by Backbone Partners, LLC and (v) 9,862 shares of common stock held by Footings Advancement Trust, of which certain members of Mr. Trundle's immediate family are beneficiaries. Mr. Trundle has voting and dispositive power over all of the outstanding membership interests of Backbone Partners, LLC and has sole voting and dispositive power over the shares held by Backbone Partners, LLC. Mr. Trundle has sole voting and dispositive power over the shares held by Footings Advancement Trust. Does not include 45,000 shares of common stock underlying unvested restricted stock unit awards.

(6)
Includes 2,334 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Does not include 28,594 shares of common stock underlying unvested restricted stock unit awards.

(7)
Includes 136,040 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Does not include 22,000 shares of common stock underlying unvested restricted stock unit awards.

(8)
Includes 7,375 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Does not include 22,000 shares of common stock underlying unvested restricted stock unit awards.

(9)
Includes 70,208 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Does not include 28,000 shares of common stock underlying unvested restricted stock unit awards.

(10)
Does not include 2,593 shares of common stock underlying an unvested restricted stock unit award.

(11)
Does not include 2,593 shares of common stock underlying an unvested restricted stock unit award.

(12)
Consists of (i) 12,711 shares of common stock held by Mr. Nevin, (ii) 36,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021 and (iii) 2,500 shares of common stock held by G3 Investment Holdings, LLC. Mr. Nevin is the co-owner of G3 Investment Holdings, LLC and shares voting and dispositive control over these shares with Richard Ginsburg. Does not include 2,593 shares of common stock underlying an unvested restricted stock unit award.

(13)
Does not include 2,593 shares of common stock underlying an unvested restricted stock unit award.

(14)
Does not include 2,593 shares of common stock underlying an unvested restricted stock unit award.

(15)
Does not include 4,128 shares of common stock underlying an unvested restricted stock unit award.

(16)
Does not include 2,025 shares of common stock underlying an unvested restricted stock unit award.

(17)
Consists of (i) 2,879,244 shares of common stock held by all executive officers and directors as a group and (ii) 467,957 shares of common stock issuable upon the exercise of options exercisable by the executive officers and directors as a group within 60 days of

  March 31, 2021 pursuant to the exercise of stock options or underlying restricted stock unit awards scheduled to vest within 60 days of March 31, 2021. Does not include 164,712 shares of common stock underlying unvested restricted stock unit awards.

EXECUTIVE OFFICERS

        The following table sets forth information with respect to our executive officers as of the date of this Proxy Statement.

Name	Title
Stephen Trundle	President, Chief Executive Officer and Director
Steve Valenzuela	Chief Financial Officer

Jeffrey Bedell	Chief Strategy and Innovation Officer
Daniel Kerzner	Chief Product Officer

Daniel Ramos	Senior Vice President of Corporate Development and Corporate Secretary

        Stephen Trundle.    Biographical information for Mr. Trundle is presented above under the caption "Nominees for Election as a Class III Director for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders."

        Steve Valenzuela, age 63, has served as our Chief Financial Officer since November 2016. Prior to joining us, Mr. Valenzuela served as the Chief Financial Officer of SugarCRM, a customer relationship management software company, from January 2015 to November 2016. From October 2013 to December 2014, he served as the Chief Financial Officer of Apigee Corporation, a software provider subsequently acquired by Google. Prior to this, Mr. Valenzuela served as the Chief Financial Officer of Zenprise, a mobile device management software company, from April 2011 to December 2012, and then as a result of Citrix's acquisition of Zenprise in January 2013, as the Vice President of Finance and Operations for the Mobile Platforms Group of Citrix from January 2013 to October 2013. Mr. Valenzuela holds a B.S. degree in accounting from San Jose State University and an M.B.A. from Santa Clara University.

        Jeffrey Bedell, age 52, has served as our Chief Strategy and Innovation Officer since April 2013. Mr. Bedell served as Chief Technology Officer at MicroStrategy Incorporated from 2001 to October 2012 as well as Executive Vice President of Technology from 2007 to March 2013. Mr. Bedell holds a B.A. in Religion from Dartmouth College.

        Daniel Kerzner, age 45, has served as our Chief Product Officer since December 2013. Prior to joining us, from April 2013 to December 2013, Mr. Kerzner served as the Chief Executive Officer of Emotive Communications Inc., a software company. From March 2010 to April 2013, he served as Senior Vice President and General Manager of Mobile at MicroStrategy Incorporated. From July 2009 to February 2010, Mr. Kerzner was the Regional Director for PJM Interconnection at EnerNOC, Inc. Prior to this position, he was Vice President of Platform and Emerging Technologies at MicroStrategy. Mr. Kerzner holds a B.A. in Computer Engineering from Dartmouth College and an M.B.A. from The Wharton School.

        Daniel Ramos, age 52, has served as our Senior Vice President of Corporate Development since June 2007. Prior to joining us, Mr. Ramos served as Principal Deputy General Counsel for the U.S. Air Force, Department of Defense. Prior to his service with the Air Force, Mr. Ramos was the Vice President of Legal and Business Planning at The Away Network, a business unit of Orbitz Worldwide, Inc. Before joining The Away Network, he was a senior transactional attorney with the law firm of Shaw Pittman LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Ramos holds an A.B. in Government from Harvard University and a J.D. from Stanford Law School.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for fiscal 2020 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2020, referred to as our "named executive officers."

        Our named executive officers for fiscal 2020 were:

Name	Position(s)
Stephen Trundle	President, Chief Executive Officer and Director (principal executive officer)
Steve Valenzuela	Chief Financial Officer (principal financial officer)

Jeffrey Bedell	Chief Strategy and Innovation Officer
Daniel Kerzner	Chief Product Officer

Daniel Ramos	Senior Vice President, Corporate Development

Executive Summary

Company Overview

        Alarm.com is the leading platform for the intelligently connected property. We offer a comprehensive suite of cloud-based solutions for smart residential and commercial properties, including interactive security, video monitoring, intelligent automation, energy management and wellness solutions. Millions of property owners depend on our technology to intelligently secure, automate and manage their residential and commercial properties. In the last year alone, our platforms processed more than 200 billion data points generated by over 100 million connected devices. We believe that this scale of subscribers, connected devices and data operations makes us the leader in the connected property market.

Response to COVID-19

        In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19 and shelter-in-place orders in many of the locations we have offices or other facilities, we have taken temporary precautionary measures intended to help minimize the risk of COVID-19 to our employees, service providers and subscribers, as well as the communities in which we participate. In particular, we have enabled substantially all of our employees to work remotely in compliance with relevant government advice, have suspended all non-essential travel for our employees, are canceling or postponing company-sponsored events, employee attendance at industry events and in-person work-related meetings.

Summary of Fiscal 2020 Performance and Connection to Executive Compensation

        For our fiscal year ended December 31, 2020, we achieved strong growth and significantly improved business results that provide context for stockholders reviewing our executive compensation disclosures, with highlights that included:

  •
  SaaS and license revenue increased 17% to $393.3 million, compared to $337.4 million in 2019.

  •
  Total revenue increased 23% to $618.0 million, compared to $502.4 million in 2019.

  •
  Net income increased 44% to $76.7 million, compared to $53.3 million in 2019.

  •
  Adjusted EBITDA (as defined below), a non-GAAP measurement of operating performance, increased to $125.3 million in 2020 from $108.3 million in 2019.

        SaaS and license revenue and adjusted EBITDA are each elements of our cash incentive compensation plan for fiscal year 2020. Adjusted EBITDA is a non-GAAP financial measure that is prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). We define Adjusted EBITDA as our net income before interest expense, interest income, other income, net, provision for / (benefit from) income taxes, amortization and depreciation expense, stock-based compensation expense, secondary offering expense, acquisition-related expense and legal costs and settlement fees incurred in connection with non-ordinary course litigation and other disputes, particularly costs involved in ongoing intellectual property litigation. Please see the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021, for a more detailed discussion of our fiscal 2020 financial results and, beginning on page 72 in the "Management's Discussion and Analysis" section of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.

Fiscal 2020 Executive Compensation Highlights

        The important features of our executive compensation program for fiscal 2020 include the following:

  •
  A substantial portion of executive pay is tied to performance.  We structure a significant portion of our named executive officers' compensation to be variable, at risk and tied directly to our measurable performance. For 2020, 89% of our Chief Executive Officer's target total compensation and an average of 74% of our other named executive officers' target total compensation was linked to short- and long-term performance, consisting of target 2020 performance-based bonus opportunity and the grant date fair value of equity awards granted during 2020.

CEO 2020 Target Pay Mix	NEO 2020 Avg. Target Pay Mix

  •
  Our Chief Executive Officer's 2020 target total compensation (at his request) is well below the 25th percentile of market data.

  •
  Our executive bonuses are dependent on meeting corporate objectives.  Our annual performance-based bonus opportunities for all of our named executive officers are dependent upon our achievement of annual corporate objectives established each year and the individual officer's contributions towards such corporate objectives. Regardless of performance, bonus payouts are capped at 150% of target bonus.

  •
  We emphasize long-term equity incentives.  Equity awards are an integral part of our executive compensation program and comprise the primary "at-risk" portion of our named executive officer compensation package. We granted options and restricted stock unit awards to each of our named executive officers in 2020 to align our executive officers' interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.

  •
  We structure long-term equity award vesting over a five-year period.  Our restricted stock unit and stock option awards are subject to a longer vesting period than typical practice of our peer companies and the general market within which we compete, consistent with our retention objectives and intention to tie equity compensation to stockholder value over the longer-term. In addition, we structured our Chief Executive Officer's 2020 stock option award to vest at the end of the five-year period, rather than ratably over such period.

  •
  We provide very limited severance and change in control benefits.  None of our named executive officers are entitled to severance or change in control benefits, other than relatively modest severance benefits provided to Mr. Valenzuela, our Chief Financial Officer, as part of his new-hire package in consideration for his relocation with his family from his home in California to a location near our corporate headquarters and limited pro rata vesting for our Chief Executive Officer's 2020 stock option award to provide credit for services rendered.

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  We do not provide our executive officers with any excise tax "gross-ups" on severance or change in control payments.

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  We maintain a clawback policy.  In order to recoup certain types of incentive compensation from an officer in the event that his or her misconduct relates to a restatement of our financial results, we have implemented a clawback policy.

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  We generally do not provide special fringe benefits or excessive perquisites to our executives that are not available to all employees.

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  We do not provide our executive officers with any special health or welfare benefits that are not available to all employees. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

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  Our Compensation Committee retains an independent third-party compensation consultant.  The compensation consultant advises the Compensation Committee on market practices, including identifying a peer group of companies, so that our Compensation Committee can regularly assess our executive compensation program against these peer companies, the general marketplace and other industry data points.

Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach

        At our 2020 Annual Meeting of Stockholders, we held our second "say on pay" advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2020 proxy statement. The proposal was supported by approximately 97% of the total votes cast. Our Compensation Committee reviewed the final vote results for the proposal and, given the significant level of support, concluded that our compensation program provided a competitive performance package that incentivizes our named executive officers and encourages their retention over the long-term. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our Compensation Committee determined to monitor and continually evaluate our compensation program going forward in light of our stockholders' views and our transforming business needs.

        We value our stockholders' continued interest in Alarm.com. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive compensation and corporate governance. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.

        During the early part of 2021, as part of our stockholder engagement, we reached out to our largest stockholders to gain a better understanding of their views regarding our corporate governance and executive compensation program, policies and practices. Specifically, we reached out to 25 of our largest stockholders representing approximately 78% of our issued and outstanding shares as of December 31, 2020. We engaged in substantive discussions with a number of our top holders. In the course of these discussions, we received valuable feedback on our corporate governance and executive compensation program, policies and practices. Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders' views and our transforming business needs and expects to consider the outcome of our "say on pay" votes and our stockholders' views when making future executive compensation decisions.

Objectives, Philosophy and Elements of Executive Compensation

        Our compensation program aims to achieve the following main objectives:

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  attract, retain and reward highly qualified executives;

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  provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;

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  align our executives' interests with those of our stockholders; and

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  link pay to company performance.

        Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate; determined based on a number of factors, including each executive officer's individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry and the overall performance of our Company, and by reference, in part, to market data provided by our independent compensation consultant.

Element of Compensation	Objectives	Key Features
Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.	Target bonus amounts are periodically reviewed and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon specific corporate performance objectives consistent with our long-term strategic plan and individual performance objectives that relate to the officer's role and expected contribution toward reaching our corporate goals, generally determined by the Compensation Committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account achievement of corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives' interests with stockholder interests and changes in stockholder value.
Equity incentives are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
	Attracts highly qualified executives and encourages their continued employment over the long term.	Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.
Equity grants have historically been provided primarily in the form of stock options. In recent years, restricted stock unit grants have been awarded in addition to stock option grants.

        We focus on providing a competitive compensation package to each of our executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

        We do not have formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of the named executive officers' total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards granted based on performance, in order to align the executive officers' incentives with the interests of our stockholders and our corporate goals.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board

        The Compensation Committee is appointed by the Board to assist with the Board's oversight responsibilities with respect to the Company's compensation policies, plans and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company's executive officers, directors and senior management, as appropriate. For details on the Compensation Committee's oversight of the executive compensation program, see the section titled "Information Regarding Committees of the Board of Directors—Compensation Committee" beginning on page [20] of this Proxy Statement. Our Compensation Committee consists solely of independent members of the Board.

        The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, which may be subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically grants equity awards at a regularly scheduled meeting.

        Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance and human resources departments, and our Chief Executive Officer, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers.

        Our Chief Executive Officer evaluates and provides to the Compensation Committee executive officer performance assessments and management's recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.

        From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings. Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee's meetings; however, neither our Chief Executive Officer nor any other member of management is present during decisions regarding his compensation.

        Our legal, finance and human resources departments work with our Chief Executive Officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.

Role of Compensation Consultant

        The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to assist in making executive compensation decisions for 2020. Compensia's work included reviewing and updating the peer group serving as a reference in making 2020 executive compensation decisions, providing market research and analysis to assist the Compensation Committee in developing 2020 executive compensation levels, including for our named executive officers, and outlining trends and regulatory developments.

        The Compensation Committee has analyzed (most recently in 2020), whether the work of Compensia as a compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

        The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, when making executive compensation decisions, the Compensation Committee directed Compensia to review and update the list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete for top talent.

        In November 2019, Compensia re-evaluated the previously approved peer group used in setting 2019 executive compensation using the same pre-established criteria that are aligned with market best practices. Compensia, with input from the Compensation Committee, selected U.S. companies in the software and services industry, with a focus on companies with cloud-based platforms selling to both consumers and businesses, with revenue of generally 0.5x - 2.7x our revenue and market capitalization of generally 0.1x - 5.3x our market capitalization and gave additional consideration to selecting companies based on high revenue growth, profitability, revenue and market capitalization measured per employee and companies that had completed an initial public offering in the past three years. At the time of approving the 2020 peer group, both our revenue and market capitalization approximated the peer 50th percentile. Profitability metrics and revenue and market capitalization per employee ranked above the peer 75th percentile.

        Changes to the peer group for 2020 included removing acquired companies (Control4 Corporation, Ellie Mae, Inc. and Imperva, Inc.) and adding companies marked with an asterisk below to ensure a robust sample size for conducting compensation assessments. The peer group approved and used by the Compensation Committee in making executive pay decisions for 2020 was as follows:

2U, Inc.	HubSpot, Inc.
Acacia Communications, Inc.*	New Relic, Inc.
Altair Engineering Inc.*	Paycom Software, Inc.
Appian, Inc.	Paylocity Holding Corporation
Arlo Technologies, Inc.	Proofpoint, Inc.
Benefitfocus, Inc.	Qualys, Inc.
Bottomline Technologies (de), Inc.	Shutterstock, Inc.
Carbonite Inc.	Sonos, Inc.*
Cornerstone OnDemand, Inc.	SPS Commerce, Inc.
Ebix Inc.	Trade Desk, Inc.
TrueCar, Inc.

*
New for 2020

        The Compensation Committee used data compiled from the public filings of these peer companies, which we refer to as market data, to inform the Compensation Committee's determinations regarding executive compensation for 2020. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2020 compensation decisions. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under "Factors Used in Determining Executive Compensation."

Factors Used in Determining Executive Compensation

        Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:

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  Company performance and existing business needs;

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  Each named executive officer's individual performance, scope of job function and the criticality of the skill set of the named executive officer to the Company's future performance;

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  The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

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  A range of market data reference points, as described above under "Use of Competitive Market Compensation Data";

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  Our Chief Executive Officer's recommendations, based on his direct knowledge of the performance by each named executive officer and his extensive industry experience; and

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  Recommendations from consultants on compensation policy determinations for our executive officers.

2020 Executive Compensation Program

Impact of COVID-19 on Executive Compensation

        In June 2020, the Compensation Committee reviewed the executive compensation program in light of the potential impacts of the pandemic and, in consultation with Compensia, ultimately decided not to make any changes to the executive compensation program in effect for 2020.

Base Salary

        In September 2019, the Compensation Committee approved small increases to the base salaries of each of the named executive officers other than Mr. Trundle. The Compensation Committee further reviewed the base salaries of our named executive officers in early 2020 and did not make any further changes to the base salaries of each of our named executive officers for 2020 at that time. Mr. Trundle's base salary, at the request of Mr. Trundle, has remained unchanged since he joined us in

2003. For 2020, Mr. Trundle's base salary fell at the 15th percentile of market data. The 2020 base salaries of our named executive officers are reflected below.

Executive	2020 Base Salary ($)	Percentage Increase from 2019 Base Salary
Stephen Trundle	210,000	—
Steve Valenzuela(1)	350,000	1.4%
Jeffrey Bedell(2)	320,000	3.2%
Daniel Kerzner(3)	315,000	5.0%
Daniel Ramos(4)	320,000	3.2%

(1)
Mr. Valenzuela's increased base salary was effective November 1, 2019.

(2)
Mr. Bedell's increased base salary was effective March 1, 2020.

(3)
Mr. Kerzner's increased base salary was effective March 1, 2020.

(4)
Mr. Ramos's increased base salary was effective November 1, 2019.

Annual Performance Bonus

        In January 2020, the Compensation Committee approved the following 2020 annual cash bonus targets listed below for each named executive officer. Each of the cash bonus targets was effective as of January 1, 2020. The target bonus amounts are primarily based on applicable market data comparisons and input from our Chief Executive Officer and, other than for Mr. Valenzuela, reflect no changes from the 2019 annual cash bonus targets. Mr. Valenzuela's target was increased to better align with the other named executive officers.

Executive	2020 Target Bonus ($)	Percentage Increase from 2019 Target Bonus
Stephen Trundle	250,000	—
Steve Valenzuela	200,000	14.3%
Jeffrey Bedell	250,000	—
Daniel Kerzner	250,000	—
Daniel Ramos	200,000	—

        In January 2020, the Compensation Committee approved the adoption of the Alarm.com Holdings Inc. Executive Bonus Plan (the "Executive Bonus Plan") for our executive officers, including the named executive officers. The Executive Bonus Plan was designed to award cash incentive payments for performance in 2020 to participants based on our achievement of certain performance goals set by the Compensation Committee and included a three-tiered program based on achievement of two tiers relating to pre-established performance goals and a third tier under which the Compensation Committee, with input from our Chief Executive Officer (except with respect to his own performance), could adjust each named executive officer's actual payout based on the individual performance of each officer. The Compensation Committee could also apply negative discretion in Tier 3, such that lower or no payout may be determined even if the relevant Tier 1 and Tier 2 goals were achieved. In no event could an executive officer receive more than 150% of his target bonus. The first two tiers, the payout formula and actual achievement are listed in the table below.

2020 Performance Goals	Bonus Funding Formula	Achievement
Tier 1: 2020 SaaS and license revenue	For each 1% achievement below target goal, target bonus payout is reduced by 2%, rounded to nearest 0.1%	We exceeded the SaaS and license revenue target by 1.6%, resulting in a target payout increase of 3.2%
For each 1% achievement above target, target bonus payout is increased by 2%, rounded to nearest 0.1%
Tier 2: 2020 Adjusted EBITDA	For each 1% achievement below target goal, target payout resulting from Tier 1 calculation is reduced by 1%, rounded to nearest 0.1%	We exceeded the Adjusted EBITDA target by 16.2%, resulting in a target payout increase of 8.1%
For each 1% achievement above target, target payout resulting from Tier 1 calculation is increased by 0.5%, rounded to nearest 0.1%
Total		Target payout increase of 11.3% (i.e., approximately 111% target payout potential)

        The Compensation Committee chose SaaS and license revenue and Adjusted EBITDA as the performance goals for the Executive Bonus Plan because they directly tie to our corporate goals and the Compensation Committee believed successful performance on these metrics would encourage focus on the strength of our SaaS business, strategic growth, and sustainable long-term stockholder value.

        Our corporate performance goal targets are internal measures that we do not disclose for several reasons, including our belief that disclosure would result in competitive harm. If the targets were disclosed, we believe the information would provide our competitors with insights into our operations and sales compensations programs that would be harmful to us. The Compensation Committee set the targets for these performance measures at levels that would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results. For each financial measure, the Compensation Committee selected a target that exceeded our prior year performance.

        After calculating Tier 1 and Tier 2 bonus availability based on our overall performance against the designated performance goals, the Compensation Committee assessed each named executive officer's individual performance under Tier 3, with the input of our Chief Executive Officer (other than for himself) and approved the following final bonus payouts.

Performance Achievement

Executive	Performance Achievement for 2020 as a Percentage of Target Bonus (%)	2020 Bonus Amount Paid ($)
Stephen Trundle	104	260,000
Steve Valenzuela	105	210,000
Jeffrey Bedell	104	260,000
Daniel Kerzner	104	260,000
Daniel Ramos	105	210,000

        The annual cash incentive awards earned by our named executive officers for fiscal 2020 performance are also set forth in the Summary Compensation Table below.

Equity Awards

        The Compensation Committee determined that the 2020 equity grants for our named executive officers should consist of stock options and restricted stock unit awards. The Compensation Committee believes that stock options, which have historically been an important part of our equity compensation program, continue to be a key tool in serving to align the interests of our executive officers and our stockholders; stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of our common stock increases above the price at time of grant and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price. We have added restricted stock unit awards to our equity award mix in the last several years to align with peer company practices, and because we believe that it improves the balance and risk profile of our compensation program to include a form of award that does not rely solely on stock price appreciation in order to provide value.

        The Compensation Committee approved annual equity awards consisting of stock options and restricted stock units, to be granted April 1, 2020, to each of our named executive officers, as reflected in the table below. The Compensation Committee determined that each of the annual equity awards to the named executive officers should consist of a combination of stock options and restricted stock units for the reasons stated above, with the value allocated approximately 30% to options and 70% to restricted stock units (33% to options and 67% to restricted stock units for Mr. Trundle, our Chief Executive Officer).

Executive	Stock Option Award (# of shares)	Restricted Stock Unit Award (# of shares)
Stephen Trundle	30,000	25,000
Steve Valenzuela	12,500	12,500
Jeffrey Bedell	12,500	12,500
Daniel Kerzner	15,000	15,000
Daniel Ramos	12,500	12,500

        The Compensation Committee determined the size of each of the named executive officer's 2020 annual equity award in its discretion, in the context of each named executive officer's total compensation, taking into account the market data provided by Compensia in addition to the individual officer's responsibilities and performance and the recommendations of the Chief Executive Officer

(except as to his own performance) with respect to appropriate grants and any particular individual circumstances. The Compensation Committee determined that Mr. Trundle's annual equity award was appropriate and reasonable in light of Mr. Trundle's request that his compensation remain at the low end of the market data. Mr. Trundle's 2020 equity grant value and total target compensation (including cash and the annual equity grant) remained well below the 25th percentile of market data of peer company chief executive officers.

        The stock option awards to each of the named executive officers other than Mr. Trundle each vest in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2020, subject to the officer's continued service with us through each such vesting date. The Compensation Committee structured Mr. Trundle's stock option award to vest in full on the five-year anniversary of the grant date, subject to his continued service through the vesting date, rather than vesting monthly during such term. The Compensation Committee felt this adjusted schedule was appropriate in order to further retain Mr. Trundle over the long term. However, in the event that there was a change in control during such five-year term, Mr. Trundle would be entitled to vesting on a pro-rata basis based on the number of months he continued to provide service during such five-year term, to provide credit to Mr. Trundle for such services in the same manner as the other named executive officers, in the event of a change in control scenario. Each of the named executive officers' restricted stock unit awards, including Mr. Trundle's, vests 20% on each anniversary of the grant date for a period of five years, subject to the officer's continued service with us through each vesting date.

        In addition, as described further below, our named executive officers are eligible to participate in our 2015 Employee Stock Purchase Plan ("ESPP") if they meet the requirements for participation in the ESPP. Mr. Trundle is not currently eligible to participate in the ESPP because he owns, directly and indirectly, shares of our common stock comprising more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company.

Other Features of Our Executive Compensation Program

Employment Offer Letters

        The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. Each of our named executive officers is an at-will employee.

Severance and Change in Control Benefits

        Our named executive officers, other than Mr. Valenzuela, are not entitled to any severance benefits upon a termination of employment.

        Pursuant to Mr. Valenzuela's offer letter, if his employment is terminated by us without cause, then he will be entitled to receive continuing payments of his then-current salary for a period of four months, as well as payment of the health insurance premiums for continued coverage under COBRA for a period of six months. In addition, in the event of a change in control (as defined in our 2015 Equity Incentive Plan), the unvested shares subject to the equity awards granted to Mr. Valenzuela prior to 2020 and pursuant to the terms of his offer letter would generally fully vest upon the first anniversary of the change in control, or if earlier, upon certain qualifying terminations of employment or adverse changes to employment terms. Such acceleration provisions do not apply to equity awards granted to Mr. Valenzuela in and after 2020.

Other Programs Open to all Employees, Including 401(k) Plan, ESPP, Welfare and Health Benefits

        We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the "Code"). In 2020, we matched 100% of employee contributions, up to 10% of earnings with an annual maximum company matching contribution of $5,000 in matching contributions per calendar year for each employee and such employee contributions are immediately and fully vested. Company matching contributions vest over four years ratably. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code.

        We also offer our employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our ESPP. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to the lesser of $15,000 or 10% of the participant's base compensation for that year to purchase our stock at a 10% discount to the market price, subject to specified limits.

        In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, and welfare and health benefits such as a fitness subsidy and gym discounts.

        Our patent program rewards employees who are named as inventors on our pending patent applications and newly issued patents. Our named executive officers are also eligible to participate in this program on the same basis as all of our full-time employees, and during fiscal 2020, Messrs. Bedell and Kerzner both received awards under this program.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. For example, we have provided Alarm.com security systems in the past to certain executive officers and directors, including the reimbursement of equipment expenses related to an Alarm.com security system in the amount of $8,971, which was provided to Mr. Valenzuela in 2020. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

        Under Financial Accounting Standard Board ASC Topic 718 ("ASC 718"), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Deductibility of Executive Compensation

        Under Section 162(m) of the Code ("Section 162(m)"), compensation paid to each of the Company's "covered employees" that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the "performance-based compensation" exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

        Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.

Other Compensation Policies and Practices

Equity Awards Grant Delegation Policy

        The Compensation Committee has delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards. In the case of options to purchase shares of our common stock, the exercise price of such options must at least be equal to the fair market value of our common stock, which is defined as the closing price for our common stock as quoted on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non-trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.

Clawback Policy

        As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. In addition, in March 2018, the Compensation Committee adopted a compensation recovery, or "clawback," policy pursuant to which the Board may, following the occurrence of certain accounting restatements triggered by misconduct of an executive officer or officers, recover any incentive compensation determined to have been erroneously paid to such executive officer or officers. We will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will make any necessary updates to the policy once the SEC adopts final regulations on the subject.

Policy Prohibiting Hedging and Pledging of Our Equity Securities

        Our insider trading policy prohibits our employees, including our executive officers and directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

Analysis of Risks Presented by Our Compensation Policies and Programs

        The Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options or restricted stock unit grants) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making and our clawback policy and cap on annual bonuses mitigates risk-taking behavior. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

        The following table sets forth information regarding compensation awarded to, earned by or paid to the following individuals during the years ended December 31, 2020, 2019 and 2018: (i) Stephen Trundle, our Chief Executive Officer; (ii) Steve Valenzuela, our Chief Financial Officer; and (iii) Daniel Kerzner, our Chief Product Officer, Jeffrey Bedell, our Chief Strategy and Innovation Officer and Daniel Ramos, our Senior Vice President of Corporate Development and Corporate Secretary, our three other most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2020.

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Stephen Trundle	2020	210,000	948,500	471,641	260,000	—		1,890,141
President and Chief Executive Officer	2019	210,000	1,625,750	947,164	237,500	—		3,020,414
	2018	210,000	943,500	551,144	232,500	4,000	(3)	1,941,144
Steve Valenzuela	2020	350,000	474,250	196,517	210,000	13,971	(4)	1,244,738
Chief Financial officer	2019	345,833	812,875	361,674	178,500	18,731	(5)	1,717,613
	2018	341,667	249,981	—	163,875	4,000	(3)	759,523
Jeffrey Bedell	2020	318,333	474,250	196,517	260,000	4,083	(6)	1,253,183
Chief Strategy and Innovation Officer	2019	310,000	650,300	289,340	255,000	4,083	(7)	1,508,723
	2018	304,167	377,400	183,715	235,000	7,000	(8)	1,107,282
Daniel Kerzner	2020	312,500	569,100	235,820	260,000	21,500	(9)	1,398,920
Chief Product Officer	2019	300,000	975,450	434,007	255,000	16,000	(10)	1,980,457
	2018	288,333	471,750	229,643	235,000	17,500	(11)	1,242,226
Daniel Ramos	2020	320,000	474,250	196,517	210,000	5,000	(3)	1,205,767
Senior Vice President of Corporate	2019	311,667	650,300	289,340	193,000	4,000	(3)	1,448,307
Development and Corporate Secretary	2018	307,500	377,400	183,715	180,000	4,000	(3)	1,052,615

(1)
The amounts in this column reflect the aggregate grant date fair value of the shares underlying restricted stock unit award and option awards granted in the applicable year, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, excluding the effect of estimated forfeitures and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these equity awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(2)
Amounts for fiscal year 2020 represent amounts earned by the named executive officers during 2020 pursuant to our Executive Bonus Plan but paid in 2021. See "Compensation Discussion and Analysis—2020 Executive Compensation Program—Annual Performance Bonus" for further information regarding the amounts in this column.

(3)
Represents company matching contributions to our 401(k) savings plan.

(4)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) reimbursed equipment expenses related to an Alarm.com security system in the amount of $8,971.

(5)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $4,000 and (ii) reimbursed equipment expenses related to an Alarm.com security system in the amount of $14,731, which includes a tax gross-up payment of $5,760.

(6)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $2,583 and (ii) patent program awards in the amount of $1,500.

(7)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $2,583 and (ii) a patent program award in the amount of $1,500.

(8)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $2,500 and (ii) patent program awards in the amount of $4,500.

(9)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) patent program awards in the amount of $16,500.

(10)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $4,000 and (ii) patent program awards in the amount of $12,000.

(11)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $4,000 and (ii) patent program awards in the amount of $13,500.

Grants of Plan-Based Awards

        The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2020 to our named executive officers.

Grants of Plan-Based Awards in Fiscal 2020

							All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
								All Other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(5)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(4)
Name	Grant Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Stephen Trundle	Annual Stock Option Grant	4/1/2020	3/31/2020	—	—	—	—	30,000	37.94	471,641
	Annual RSU Grant	4/1/2020	3/31/2020	—	—	—	25,000	—	—	948,500
	Annual Performance-Based Cash Bonus	—	—	—	250,000	375,000	—	—	—	—
Steve Valenzuela	Annual Stock Option Grant	4/1/2020	3/31/2020	—	—	—	—	12,500	37.94	196,517
	Annual RSU Grant	4/1/2020	3/31/2020	—	—	—	12,500	—	—	474,250
	Annual Performance-Based Cash Bonus	—	—	—	200,000	300,000	—	—	—	—
Jeffrey Bedell	Annual Stock Option Grant	4/1/2020	3/31/2020	—	—	—	—	12,500	37.94	196,517
	Annual RSU Grant	4/1/2020	3/31/2020	—	—	—	12,500	—	—	474,250
	Annual Performance-Based Cash Bonus	—	—	—	250,000	375,000	—	—	—	—
Daniel Kerzner	Annual Stock Option Grant	4/1/2020	3/31/2020	—	—	—	—	15,000	37.94	235,820
	Annual RSU Grant	4/1/2020	3/31/2020	—	—	—	15,000	—	—	569,100
	Annual Performance-Based Cash Bonus	—	—	—	250,000	375,000	—	—	—	—
Daniel Ramos	Annual Stock Option Grant	4/1/2020	3/31/2020	—	—	—	—	12,500	37.94	196,517
	Annual RSU Grant	4/1/2020	3/31/2020	—	—	—	12,500	—	—	474,250
	Annual Performance-Based Cash Bonus	—	—	—	200,000	300,000	—	—	—	—

(1)
We do not establish thresholds or maximum annual performance bonus amounts under our Executive Bonus Plan, except that the maximum bonus amount each officer is eligible to receive is 150% of such officer's cash target for the year. The amounts set forth in these columns represent the target bonus amounts for each named executive officer for fiscal 2020 under our Executive Bonus Plan, and do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2020. The dollar value of the actual payments for these awards are included in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above. For more information about our Executive Bonus Plan, see "Compensation Discussion and Analysis—2020 Executive Compensation Program—Annual Performance Bonus."

(2)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest in five equal annual installments beginning on April 1, 2021, subject to the officer's continued service with us through each such vesting date. See "Compensation Discussion and Analysis—2020 Executive Compensation Program—Equity Awards."

(3)
The stock option awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the stock options, except with respect to Mr. Trundle, vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2020, subject to the officer's continued employment through each such vesting date. The shares of our common stock subject to the stock objects awarded to Mr. Trundle vest in full on the five-year anniversary of the grant date, subject to Mr. Trundle's continued service through the vesting date and subject to pro-rata acceleration upon a change in control prior to such date. See "Compensation Discussion and Analysis—2020 Executive Compensation Program—Equity Awards."

(4)
The option awards were granted with an exercise price equal to 100% of the fair market value of our common stock, which was $37.94 per share, based on the closing market price of our common stock on the date of grant.

(5)
The dollar amounts in this column represent the aggregate grant date fair value of each option award and restricted stock unit award, as applicable, granted to the named executive officers in 2020, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information about outstanding and unexercised stock options and outstanding restricted stock unit awards that have not vested for each named executive officer as of December 31, 2020.

 Outstanding Equity Awards at December 31, 2020

		Option Awards(1)
							Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested ($)(5)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)		Option Exercise Price ($)(4)	Option Expiration Date
Stephen Trundle	4/1/2020	—	—		—	—	25,000	(6)	2,586,250
	4/1/2020	—	30,000	(7)	37.94	3/31/2030	—
	4/1/2019	—	—		—	—	20,000	(8)	2,069,000
	4/1/2019	—	30,000	(9)	65.03	3/31/2029	—		—
	4/1/2018	—	—		—	—	15,000	(10)	1,551,750
	4/1/2018	16,000	14,000	(11)	37.74	3/31/2028	—		—
	5/15/2017	35,833	14,167	(12)	32.17	5/14/2027	—		—
	5/15/2016	43,333	4,167	(13)	21.70	5/14/2026	—		—
	12/30/2013	125,000	—		4.00	12/29/2023	—		—
Steve Valenzuela	4/1/2020	—	—		—	—	12,500	(6)	1,293,125
	4/1/2020	—	10,834	(14)	37.94	3/31/2030	—		—
	4/1/2019	—	—		—	—	10,000	(15)	1,034,500
	4/1/2019	—	8,334	(16)	65.03	3/31/2029	—		—
	2/1/2018	—	—		—	—	3,926	(17)	406,145
	11/15/2016	—	—		—	—	7,168	(18)	741,530
	11/15/2016	—	11,917	(19)	27.90	11/14/2026	—		—
Jeffrey Bedell	4/1/2020	—	—		—	—	12,500	(6)	1,293,125
	4/1/2020	1,666	10,834	(14)	37.94	3/31/2030	—		—
	4/1/2019	—	—		—	—	8,000	(8)	827,600
	4/1/2019	3,333	6,667	(20)	65.03	3/31/2029	—		—
	4/1/2018	—	—		—	—	6,000	(10)	620,700
	4/1/2018	5,333	4,667	(11)	37.74	3/31/2028	—		—
	5/15/2017	—	—		—	—	6,000	(21)	620,700
	5/15/2017	7,166	2,834	(12)	32.17	5/14/2027	—		—
	2/15/2016	24,166	834	(22)	15.02	2/14/2026	—		—
	5/22/2013	90,000	—		2.95	5/21/2023	—		—
Daniel Kerzner	4/1/2020	—	—		—	—	15,000	(6)	1,551,750
	4/1/2020	2,000	13,000	(14)	37.94	3/31/2030	—		—
	4/1/2019	—	—		—	—	12,000	(8)	1,241,400
	4/1/2019	5,000	10,000	(20)	65.03	3/31/2029	—		—
	4/1/2018	—	—		—	—	7,500	(10)	775,875
	4/1/2018	6,666	5,834	(11)	37.74	3/31/2028	—		—
	5/15/2017	—	—		—	—	6,000	(21)	620,700
	5/15/2017	7,166	2,834	(12)	32.17	5/14/2027	—		—
	2/15/2016	33,833	1,167	(22)	15.02	2/14/2026	—		—
	5/15/2015	10,000	—		11.55	5/14/2025	—		—
Daniel Ramos	4/1/2020	—	—		—	—	12,500	(6)	1,293,125
	4/1/2020	—	10,834	(14)	37.94	3/31/2030	—		—
	4/1/2019	—	—		—	—	8,000	(8)	827,600
	4/1/2019	3,333	6,667	(20)	65.03	3/31/2029	—		—
	4/1/2018	—	4,667	(11)	37.74	3/31/2028	—		—
	4/1/2018	—	—		—	—	6,000	(10)	620,700
	5/15/2017	—	—		—	—	6,000	(21)	620,700
	5/15/2017	—	2,834	(12)	32.17	5/14/2027	—		—
	2/15/2016	—	500	(22)	15.02	2/14/2026	—		—

(1)
Option awards vest over a five-year period. All of the option awards listed in the table above granted prior to the completion of our initial public offering on July 1, 2015 were granted under our Amended and Restated 2009 Stock Incentive Plan, and all of the option awards granted after our initial public offering were granted under our 2015 Equity Incentive Plan.

(2)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2020.

(3)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2020.

(4)
All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Prior to the completion of our initial public offering, the fair market value of one share of common stock was determined in good faith by our Board with the assistance of a third-party valuation expert. After our initial public offering, the fair market value of one share of common stock is determined to be the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non-trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.

(5)
The value of the restricted stock units shown in the table was calculated using the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2020, which was $103.45.

(6)
The shares underlying these restricted stock unit awards shall vest in five equal annual installments beginning on April 1, 2021, subject to the officer's continued service with us through each such vesting date.

(7)
The option vests and becomes exercisable in full on April 1, 2025, subject to the officer's continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle's equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(8)
The shares underlying these restricted stock unit awards shall vest in five equal annual installments beginning on April 1, 2020, subject to the officer's continued service with us through each such vesting date.

(9)
The option vests and becomes exercisable in full on April 1, 2024, subject to the officer's continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle's equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(10)
The shares underlying these restricted stock unit awards shall vest in five equal annual installments beginning on April 1, 2019, subject to the officer's continued service with us through each such vesting date.

(11)
These options vest and becomes exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2018, subject to the officer's continuous service with us through each such vesting date.

(12)
These options vest and becomes exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2017, subject to the officer's continuous service with us through each such vesting date.

(13)
This option vests with respect to 20% of the shares on the one year anniversary of the grant and with respect to 1/48th of the remaining shares on the first day of each month beginning on June 1, 2017 over the following four years, subject to Mr. Trundle's continuous service with us through each such vesting date.

(14)
These options vest and becomes exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2020, subject to the officer's continuous service with us through each such vesting date.

(15)
The shares underlying these restricted stock unit awards shall vest in five equal annual installments beginning on April 1, 2020, subject to Mr. Valenzuela's continuous service with us through each such vesting date. See "Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Severance and Change in Control Benefits" for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(16)
This option vests and becomes exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2019, subject to Mr. Valenzuela's continuous service with us through each such vesting date. See "Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Severance and Change in Control Benefits" for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(17)
The shares underlying this restricted stock unit award shall vest as follows: 40% of the shares shall vest on each of February 1, 2020 and February 1, 2022; the final 20% of the shares shall vest on February 1, 2023, subject to Mr. Valenzuela's continuous service with us through each such vesting date. See "Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Severance and Change in Control Benefits" for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(18)
The shares underlying this restricted stock unit award shall vest as follows: 40% of the shares shall vest on each of November 15, 2018 and November 15, 2020; the final 20% of the shares shall vest on November 15, 2021, subject to Mr. Valenzuela's continuous service with us through each such vesting date. See "Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Severance and Change in Control Benefits" for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(19)
This option vests with respect to 20% of the shares on the one year anniversary of the grant and with respect to 1/48th of the remaining shares on the first day of each month beginning on December 1, 2017 over the following four years, subject to Mr. Valenzuela's continuous service with us through each such vesting date. See "Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Severance and Change in Control Benefits" for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(20)
These options vest and becomes exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2019, subject to the officer's continuous service with us through each such vesting date.

(21)
The shares underlying this restricted stock unit award shall vest as follows: 40% of the shares shall vest on each of May 15, 2019 and May 15, 2021; the final 20% of the shares shall vest on May 15, 2022, subject to the officer's continuous service with us through each such vesting date.

(22)
These options vest with respect to 20% of the shares on the one year anniversary of the grant and with respect to 1/48th of the remaining shares on the first day of each month beginning on March 1, 2017 over the following four years, subject to the officer's continuous service with us through each such vesting date.

Option Exercises and Stock Vested

        The following table shows the number of shares of our common stock acquired upon the exercise of stock options and the aggregate value realized upon the exercise of stock options, as well as the number of shares of our common stock acquired upon the vesting of restricted stock unit awards and the aggregate value realized upon the vesting of restricted stock unit awards, for the named executive officers during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen Trundle	20,000	766,200	—	—
	35,000	1,306,702	—	—
	10,000	546,569	—	—
	15,000	824,693	—	—
	15,000	1,066,168	—	—
	—	—	5,000	189,700
	—	—	5,000	189,700
Steve Valenzuela	5,000	111,420	—	—
	2,500	59,685	—	—
	2,000	46,200	—	—
	3,916	97,497	—	—
	2,584	75,676	—	—
	1,500	47,910	—	—
	1,083	31,510	—	—
	1,292	38,752	—	—
	3,291	78,410	—	—
	2,166	19,731	—	—
	—	—	2,618	115,009
	—	—	2,500	94,850
	—	—	14,337	1,003,877
Jeffrey Bedell	—	—	2,000	75,880
	—	—	2,000	75,880
Daniel Kerzner	6,000	282,808	—	—
	30,000	1,704,152	—	—
	500	30,309	—	—
	9,500	579,764	—	—
	2,450	168,217	—	—
	8,898	610,176	—	—
	2,402	165,100	—	—
	2,250	155,463	—	—
	—	—	2,500	94,850
	—	—	3,000	113,820
Daniel Ramos	2,040	81,600	—	—
	4,250	170,000	—	—
	250	10,912	—	—
	2,834	85,020	—	—
	2,833	84,990	—	—
	4,379	224,726	—	—
	1,120	47,398	—	—
	—	—	2,000	75,880
	—	—	2,000	75,880

(1)
The value realized on exercise of the stock options is based on the difference between the closing price of the shares of our common stock on the date of exercise and the applicable exercise price of those options, net of the exercise price for acquiring the shares.

(2)
The value realized on vesting is based on the number of shares of common stock underlying the restricted stock unit award that vested multiplied by the closing market price of the shares of our common stock on the vesting date.

Employment Arrangements

Employment Offer Letters

        We have offer letters with each of our executive officers. The offer letters provide for at-will employment and set forth the executive officer's initial base salary, eligibility for employee benefits and other initial terms and conditions of employment. Please see "Outstanding Equity Awards at Fiscal Year-End" above for a presentation of equity awards held by our named executive officers.

Severance and Change in Control Benefits

        Our named executive officers, other than Mr. Trundle and Mr. Valenzuela, are not entitled to any benefits upon a termination of employment or change in control, except under the general terms of our equity benefit plans for all employees, which are described below under the section entitled "Equity Benefit Plans." Mr. Valenzuela is entitled to certain limited benefits if his employment is terminated by us without cause. Mr. Trundle and Mr. Valenzuela are eligible for certain limited benefits in connection with a change in control (as defined in our 2015 Equity Incentive Plan), in each case as further described below under "Potential Payments Upon Termination or Change in Control."

Potential Payments Upon Termination or Change in Control

Potential Payments upon Termination without Cause

        The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Valenzuela assuming a termination without cause, effective as of December 31, 2020, other than in connection with a change of control, under our agreement with Mr. Valenzuela described above. The actual amounts that would be paid can only be determined at the time of such event.

Name	Cash Payment ($)		Benefit Continuation ($)		Total ($)
Steve Valenzuela	116,667	(1)	10,332	(1)	126,999

(1)
Reflects a lump sum cash payment equal to four months of Mr. Valenzuela's then-current base salary and reimbursement of company-paid health insurance coverage for six months.

Potential Payments in Connection with a Change in Control

        The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Valenzuela assuming a termination without cause, effective as of December 31, 2020, in connection with a change in control, under our agreement with Mr. Valenzuela described above. The actual amounts that would be paid can only be determined at the time of such event.

			Value of Accelerated Equity Awards(1) ($)
Name	Cash Payment ($)	Benefit Continuation ($)	Restricted Stock Units	Options	Total ($)
Steve Valenzuela	116,667	10,332	2,182,174	1,220,522	3,529,695	(2)

(1)
The value of the vesting acceleration of stock option and restricted stock unit awards is based on the closing price of our common stock on December 31, 2020, which was $103.45, less, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options that have exercise prices at or above $103.45 per share are reflected as having $0 value for purposes of this table.

(2)
Reflects a lump sum cash payment equal to four months of Mr. Valenzuela's then-current base salary and reimbursement of company-paid health insurance coverage for six months as well as vesting of the unvested shares subject to the outstanding equity awards granted to Mr. Valenzuela pursuant to the terms of his offer letter.

        Mr. Trundle holds stock options granted in 2019 and 2020 that vest upon the five-year anniversary of the respective grant date, rather than monthly over such term. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle's equity awards vested monthly over the five-year vesting schedule. The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Trundle assuming a change of control occurred as of December 31, 2020. The actual amounts that would be paid can only be determined at the time of such event.

			Value of Accelerated Equity Awards(1) ($)
Name	Cash Payment ($)	Benefit Continuation ($)	Restricted Stock Units	Options	Total ($)
Stephen Trundle	—	—	—	646,240	646,240

(1)
The value of the vesting acceleration of stock option awards is based on the closing price of our common stock on December 31, 2020, which was $103.45, less, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options that have exercise prices at or above $103.45 per share are reflected as having $0 value for purposes of this table.

Equity Benefit Plans

        For more information on our current equity compensation program and decisions regarding the grants of equity awards in fiscal 2020 for our named executive officers, see "Compensation Discussion and Analysis—2020 Executive Compensation Program—Annual Performance Bonus" and "Compensation Discussion and Analysis—2020 Executive Compensation Program—Equity Awards."

        Since the completion of our initial public offering in July 2015, we grant equity awards to employees, including our named executive officers, under our 2015 Equity Incentive Plan, or the 2015 Plan. Outstanding equity awards held by our employees, including our named executive officers that we granted prior to our initial public offering were granted under our Amended and Restated 2009 Stock Incentive Plan, or the 2009 Plan. Our Board has delegated authority to our Compensation Committee to administer the terms of our 2015 Plan and 2009 Plan, which are together referred to as the Equity Plans. The Equity Plans' provisions regarding treatment of awards upon a termination or change in control transaction are summarized below. Please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021 for a complete description of the terms of such plans.

        Under the terms of the Equity Plans and the form of award agreements thereunder, stock awards generally cease vesting and terminate upon the holder's termination of service with us and options generally remain exercisable for a short period of time following the holder's termination of service with us (generally three months, with longer periods upon terminations for death or disability), but in no event beyond the expiration of its original term.

        In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take a variety of actions with respect to stock awards granted under the 2015 Plan, including arranging for their assumption, continuation or substitution; accelerated vesting; and/or termination in exchange for payment or for no payment. Under our 2009 Plan, in the event of a merger, consolidation, or sale of assets or stock of our company that results in a change of control, the plan administrator may take either of the following two actions with respect to outstanding stock awards: (1) accelerate the date of exercise of all outstanding options or (2) cancel any outstanding awards and pay to the holder an amount in cash or securities equal to the excess of the price paid to the holders of shares of common stock over the exercise price of the award.

        We are not obligated to treat all stock awards under the 2015 Plan or 2009 Plan, even those that are of the same type, in the same manner. Additionally, we may provide for additional vesting and exercisability or settlement in the event of certain types of change in control transactions in an individual award agreement or in any other written agreement between us and a participant. Our named executive officers' equity acceleration benefits are described in the section above entitled "Severance and Change in Control Benefits."

Pay Ratio

        In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer, to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

        To identify our median employee, we used the following methodology:

  •
  To determine our total population of employees, we included all of our employees as of December 31, 2020.

  •
  To identify our median employee from our employee population, we calculated the aggregate amount of each employee's (i) base salary paid in 2020, (ii) actual bonuses paid for 2020, and (iii) the value of equity awards granted in 2020 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table. In making this determination, we annualized the base salary and bonus elements listed in (i) and (ii) above paid for employees who were employed by us for less than the entire calendar year.

  •
  Because of the limited scale of our operations outside the United States, we excluded all 16 of our employees located outside the United States for purposes of determining our "median employee" in our pay ratio calculation. As of December 31, 2020, our employee population consisted of approximately 1,404 individuals, 1,388 of whom were located in the United States and approximately 16 individuals that were located outside of the United States, all of whom were located in Canada.

        After applying the methodology described above, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2020 in accordance with the requirements of the Summary Compensation Table, resulting in an annual total compensation of $104,688.

        The annual total compensation of our Chief Executive Officer in 2020, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,890,141. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 18 to 1.

        This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our Chief Executive Officer to median employee pay ratio in making compensation decisions.

 DIRECTOR COMPENSATION

        The following table sets forth information regarding the compensation earned for service on our Board by our non-employee directors during the year ended December 31, 2020. Mr. Trundle serves as our Chief Executive Officer in addition to being a director but does not receive any additional compensation for his service as a director and accordingly, he is not included in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Donald Clarke	60,000	144,975	18,455	(3)	223,430
Timothy McAdam	65,000	144,975	22,588	(4)	232,563
Darius G. Nevin	70,000	144,975	—		214,975
Hugh Panero	55,000	144,975	—		199,975
Mayo Shattuck	45,000	144,975	—		189,975
Simone Wu(5)	47,294	194,965	6,416	(6)	248,675
Rear Admiral (Ret.) Stephen Evans(7)	—	—	—		—

(1)
This column reflects the aggregate grant date fair value of all restricted stock units granted during fiscal 2020 computed in accordance with ASC Topic 718. The grant date fair value of each restricted stock unit is measured based on the closing price of our shares of our common stock on the date of grant and assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock units are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021.

(2)
The table below shows the aggregate number of stock awards and option awards outstanding for each of our non-employee directors as of December 31, 2020:

Name	Stock Awards (#)	Option Awards (#)
Donald Clarke	2,593	6,000
Timothy McAdam	2,593	—
Darius G. Nevin	2,593	36,000
Hugh Panero	2,593	—
Mayo Shattuck	2,593	—
Simone Wu(5)	4,128	—
Rear Admiral (Ret.) Stephen Evans(7)	—	—
(3)
Represents reimbursed equipment expenses related to an Alarm.com security system in the amount of $18,455, which includes a tax gross-up payment of $7,172.

(4)
Represents reimbursed equipment and installation expenses related to an Alarm.com security system in the amount of $22,588, which includes a tax gross-up payment of $10,073.

(5)
Ms. Wu joined our Board effective February 21, 2020. Accordingly, her compensation in fiscal year 2020 was pro-rated to reflect her partial year of service on the Board.

(6)
Represents reimbursed equipment and installation expenses related to an Alarm.com security system in the amount of $6,416, which includes a tax gross-up payment of $2,482.

(7)
Admiral Evans joined our Board effective February 1, 2021. Accordingly, he did not receive any compensation in fiscal year 2020.

Non-Employee Director Compensation Policy

Overview

        Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for non-employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes benchmarking of our current director compensation against the same peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy for the ensuing calendar year.

Non-Employee Director Compensation Policy

        Our Board has adopted a director compensation policy for non-employee directors, which was most recently amended by the Board in December 2017 upon recommendation by the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation.

Cash Compensation

        Under our policy, each non-employee director, other than Mr. McAdam, will receive an annual board service retainer of $40,000, and Mr. McAdam, as Chairman of our Board, will receive an annual board service retainer of $50,000. The members of each of our Compensation Committee and Nominating and Corporate Governance Committee will receive an annual service retainer of $5,000, and the members of our Audit Committee will receive an annual service retainer of $15,000. In addition, the chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual committee chair service retainer of $20,000, $15,000 and $10,000, respectively.

        The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears during the first 30 days of the first month following the end of each calendar quarter in which the board service occurs. If the director joins our Board at a time other than the first day of a calendar quarter, he or she will be entitled to the cash compensation set forth above beginning with the calendar quarter following the date he or she joins our Board.

Equity Compensation

        In addition to cash compensation, each non-employee director is eligible to receive nonqualified stock options and/or restricted stock unit awards under our 2015 Plan. Any stock options granted under this policy are nonstatutory stock options, with a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service.

        Vesting schedules for equity awards are subject to the non-employee director's continuous service on each applicable vesting date. Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.

Initial Award

        Each non-employee director who is newly elected or appointed to our Board is eligible to receive an initial grant of restricted stock unit awards and/or an option to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. The amount and vesting schedule of such initial award is in the Board's discretion.

Annual Award

        Each continuing non-employee director will automatically be granted an annual restricted stock unit award on the business day following our annual meeting of stockholders with a grant date fair value of $145,000; provided that no annual award will be granted to a non-employee director in the same calendar year that such person received his or her initial award. The grant date fair value shall be converted into the number of shares underlying the award based on the closing price of our common stock on the date of grant. This annual restricted stock unit award will vest in full on the day immediately preceding the date of the next year's annual meeting of stockholders, provided that the applicable non-employee director remains a director as of such vesting date.

Non-Employee Director Stock Ownership Guidelines

        In 2018, the Compensation Committee adopted stock ownership guidelines for our non-employee directors, under which each non-employee director is expected to accumulate a number of shares of our common stock with value equal the lesser of (i) three times his or her annual cash retainer for Board service or (ii) 2,500 shares of our common stock. Our non-employee directors are expected to satisfy the stock ownership guidelines within five years from the adoption of the guidelines (or the individual's date of joining the Board, if later). As of March 31, 2021, all of our non-employee directors were in compliance with the stock ownership guidelines, except for Ms. Wu who was appointed as a director effective February 21, 2020 and Admiral Evans, who was appointed as a director effective February 1, 2021, and thus each has until 2025 and 2026, respectively, to comply with the guidelines pursuant to the phase-in period. Until Ms. Wu's and Adm. Evans' initial grants of restricted stock unit awards vest, such awards are not considered subject to the stock ownership guidelines. The Compensation Committee adopted the stock ownership guidelines based on input and analysis from Compensia regarding market practices and best practices related to non-employee director compensation.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated 2009 Stock Incentive Plan(1)	449,731		5.83	—
2015 Equity Incentive Plan(2)	893,748		35.77	5,887,965
2015 Employee Stock Purchase Plan(3)	—		—	1,974,251
Equity compensation plans not approved by security holders	54,694	(4)	10.97	—
Total	1,398,173			7,862,216

(1)
After the completion of our initial public offering on July 1, 2015, no further grants were made under our Amended and Restated 2009 Stock Incentive Plan.

(2)
The number of shares of common stock reserved for issuance under the 2015 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2024, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 1,237,090 were added to the number of available shares effective January 1, 2021.

(3)
The number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,500,000 shares or (iii) such lesser number of shares determined by our Board. The Board declined to increase the share reserve for the 2015 Employee Stock Purchase Plan pursuant to the "evergreen" feature for 2020 and 2021.

(4)
54,694 of the securities represent performance-based warrants issued to two employees on March 30, 2015. Each warrant gives the holder a right to purchase up to 27,347 shares of our common stock, has an exercise price of $10.97 per share and we may elect to terminate the warrants in exchange for a one-time cash settlement in the event of a change in control. If the warrants become exercisable, the number of shares that become exercisable is based upon the achievement of certain minimum annual revenue targets, which cannot exceed 27,347 shares for each warrant. Does not include 7,633 shares subject to outstanding stock options with a weighted average exercise price of $6.09 that we assumed in accordance with the terms of the asset purchase agreement we entered into with Icontrol Networks, Inc. on June 23, 2016.

 TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

        We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.

        For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

        In considering related person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

        Except as described below, there have been no transactions since January 1, 2020 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation" and "Director Compensation."

Registration Rights Agreement

        We are a party to an amended and restated registration rights agreement with certain stockholders that are or are affiliated with certain of our executive officers or directors, including entities affiliated with Stephen Trundle and Daniel Ramos in his individual capacity. The amended and restated registration rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of preferred stock previously held by them.

Indemnification Agreements

        Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

 DELINQUENT SECTION 16(a) REPORTS

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2020, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act. For the year ended December 31, 2019, a late Form 5 was filed on February 16, 2021 by Stephen Trundle to report a gift transaction of common stock by Mr. Trundle on May 24, 2019.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Alarm.com Holdings, Inc. Direct your written request to Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

 OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel Ramos
Corporate Secretary
April 29, 2021

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALARM.COM HOLDINGS, INC.

I.

        The name of this company is ALARM.COM HOLDINGS, INC. (the "Company" or the "Corporation").

II.

        The address of the registered office of this Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the registered agent of this Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

        The purpose of this Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

IV.

        A.    This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is three hundred ten million (310,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

        B.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "Board of Directors") is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

        C.    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

        For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A.    MANAGEMENT OF BUSINESS.    The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

  B.    BOARD OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"),~~ the directors shall, until the annual meeting of stockholders to be held in 2024, be divided, with respect to the time for which they severally hold office, ~~be divided~~ into three classes designated as Class I, Class II and Class III, respectively. The term of office of the class of directors elected at the annual meeting of stockholders held in 2021 shall expire at the 2024 annual meeting of stockholders; the term of office of the class of directors elected at the annual meeting of stockholders held in 2022 shall expire at the 2023 annual meeting of stockholders; and the term of office of the class of directors elected at the annual meeting of stockholders held in 2023 shall expire at the 2024 annual meeting of stockholders. At each annual meeting of stockholders, commencing with the 2024 annual meeting of stockholders, directors shall be elected for a term of office to expire at the annual meeting of stockholders held in the year following the year of their election, with each director to hold office until his or her successor shall been duly elected and qualified, or, if earlier, such director's death, resignation, retirement, disqualification or removal from office.

        ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~

        ~~Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.~~ No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  C.    REMOVAL OF DIRECTORS.

        a.     Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.

        b.     Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

        D.    VACANCIES.    Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

  E.    BYLAW AMENDMENTS.

        1.     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

        2.     The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

        3.     No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

        4.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

VI.

        A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

        B.    To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

        C.    Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (C) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (D) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

VIII.

        A.    The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        B.    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

ALARM.COM HOLDINGS, INC. Virtual Annual Meeting of Stockholders June 9, 2021 at 9:00 AM EDT This Proxy is solicited on behalf of the Board of Directors of Alarm.com Holdings, Inc. The undersigned hereby appoints Stephen Trundle and Steve Valenzuela, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Alarm.com Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Annual Meeting of Stockholders will be held virtually. In order to attend the Annual Meeting of Stockholders, you must register at http://www.viewproxy.com/ALRM/2021 by 11:59 PM EDT on June 7, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting - How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting - How can I vote?” THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 5, AND AGAINST THE PROPOSAL IN ITEM 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/ALRM/2021

Preliminary Proxy Card - Subject to Completion Please mark your votes like this  The Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 5 , and “AGAINST” Proposal 4. 1. To elect the two (2) nominees for director named below to hold office until the 2024 Annual Meeting of Stockholders; 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.  FOR AGAINST  ABSTAIN 4. To consider, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the Board of Directors to take each step necessary to amend the Company’s Amended and Restated Certificate of Incorporation and/or Amended and Restated Bylaws to eliminate the plurality voting standard for the election of directors.  FOR AGAINST  ABSTAIN 5. To amend the Company’s Amended and Restated Certificate of Incorporation to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term.  FOR AGAINST  ABSTAIN NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof. FOR WITHHOLD Nominees: 01 Darius G. Nevin 02 Stephen Trundle     2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.  FOR AGAINST  ABSTAIN I plan to attend the meeting virtually   Dated: Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Alarm.com Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/ALRM/2021 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on June 7, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link received via email in your registration confirmation. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting - How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting - How can I vote?” VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone  MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.fcrvote.com/ALRM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.